CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of Invesco BLDRS Index Funds Trust of our report dated December 14, 2018, relating to the financial statements and financial highlights of Invesco BLDRS Asia 50 ADR Index Fund, Invesco BLDRS Developed Markets 100 ADR Index Fund, Invesco BLDRS Emerging Markets 50 ADR Index Fund and Invesco BLDRS Europe Select ADR Index Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 28, 2019